Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                    Exhibit 10.8

                           SOFTWARE LICENSE AGREEMENT
                          BETWEEN SUN MICROSYSTEMS INC.
                                       AND
                                    ATG, INC.
                                   No. 99-2006

This Agreement, is made and entered into on and as of the 27th day of March, 1998 ("Effective Date"), by and between Art Technology Group Inc. ("ATG"), a Massachusetts corporation, having its principal offices at 101 Huntington Avenue, 22nd Floor, Boston Massachusetts 02199 and Sun Microsystems, Inc., a Delaware corporation, ("Sun"), which has its principal place of business at 901 San Antonio Road, Palo Alto, California 94303.

                                   WITNESSETH:

WHEREAS, ATG desires to grant to Sun and Sun desires to acquire from ATG a non-exclusive right and license to use certain computer software as hereinafter defined, in accordance with the terms and conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the premises, as well as the obligations herein made and undertaken, the parties do hereby covenant and agree as follows:

1.       DEFINITIONS

As used herein, the terms listed below shall have the following meanings:

         1.1 "User or User(s)." An individual employed by Sun (whether as an employee, contractor, consultant) or third party with whom Sun has contracted to transact substantial business who is selected by Sun as being entitled to have access to and use the Licensed Program(s) and Licensed Documentation solely for the purposes of transacting Sun's business, provided, however, no party may be a "User" hereunder if Sun charges such User a fee or royalty for such use.

         1.2 "Confidential Information" or "Proprietary Information." Any and all information disclosed by a party hereunder ("Discloser") to the other ("Recipient") in a written or other tangible form and which is clearly marked as being confidential or proprietary. Oral information shall not be deemed Confidential Information unless it is (a) designated as Confidential Information by the Discloser at the time of disclosure, and (b) summarized and identified as being Confidential Information in a writing, which is received by Recipient within thirty (30) days after disclosure.

         1.3 "Enhancements." Changes and additions, other than Maintenance Modifications, to Licensed Program(s) or Licensed Documentation that adds significant new functions or substantially improved performance thereto by changes in or additions to the system design or coding. Enhancements includes those features and functions that enhance and improve the capabilities of the existing Licensed Programs. These include all updates, bug fixes, performance improvements, screen navigation enhancements, new and expanded functionality which are consistent with the Licensed Products current and intended capabilities. In addition they include functionality which is now part of a product or module specifically unbundled or marketed separately from the Licensed Programs where such functionality previously existed in the Licensed Program(s) and whether or not such functionalities and or products are marketed under different names or trademarks. Also included are functionalities and or products that may be marketed under different names or trademarks or marketed under new revision release numbers, but which perform or are intended to perform the same or enhanced functions which a reasonable person would anticipate to exist in the Licensed Programs, as well any products which are intended to function as replacement products to the Licensed Programs, even if such products include new and or additional functionality so long as such functionality is not easily separable from the Licensed Programs.

         1.4 "Errors." Problems caused by operation of the computer code of the Licensed Program(s) or an incorrect statement or diagram in Licensed Documentation that produces incorrect results or causes incorrect or unanticipated actions to occur.

         1.5 "Licensed Documentation" or "Documentation." The system documentation and the user manuals currently available from ATG for the Licensed Program(s).

         1.6 "Licensed Program(s)." The computer applications or programs for which Sun is granted a license to use pursuant to this Agreement and as described more fully in Exhibit "C", including all Licensed Documentation currently available and as updated from time to time hereafter.

         1.7 "Licensed Product(s)." All Licensed Program(s), Licensed Documentation, Enhancements, and Maintenance Modifications.

         1.8 "Maintenance Modifications." Modifications or revisions to the Licensed Program(s) or Licensed Documentation that correct Errors therein.

         1.9 "Notice." The formal notification required to be given in specified circumstances by one party to another.

         1.10 "Solaris." Sun's UNIX operating system used by Sun for its internal use purposes.

         1.11 "Specifications." The functional performance parameters of the Licensed Program(s) as further described in Exhibit "A."

         1.12 "Sun's Hardware Platform." The then current hardware platform(s) on which Sun runs the Licensed Program(s) (including, but not limited to Sun's Unix and Sun's Java hardware platforms).

         1.13 "Support Services." Services in support of the Licensed Program(s) provided by ATG to Sun after installation, as more particularly described in Exhibit "B."

2.       GRANT OF LICENSE

         2.1 Scope of License. ATG grants to Sun for each Licensed Program(s) for which Sun has paid to ATG the applicable license fees a NONTRANSFERABLE and NONEXCLUSIVE, worldwide, fully paid-up, perpetual right and license to:

                  a. install, display, use and execute the Licensed Program(s) in machine readable form in support of the business activities of Sun in the quantities specified in Exhibit "C."

                  b. use the Licensed Documentation but only in conjunction with installation, use and support of the Licensed Program(s).

                  c. use all human language versions (including, but not limited to all double-byte enabled language versions), should ATG produce commercial non-English language versions of the Licensed Program(s) now or in the future, on all operating systems, on any hardware platform (including, but not limited to, Intel, Solaris x86,) of the Licensed Program(s), as permitted by section 2.1(a) above if and when ATG makes such language versions and or operating systems for the Licensed Program(s) available to the general marketplace. If the applicable license fees in Exhibit C have been paid, this right entitles Sun to choose single or multiple language and operating system versions of the Licensed Program(s) at the time of initial purchase and includes the right to substitute or exchange, in quantities and mix to be determined by Sun, previously purchased language and or operating system versions of the Licensed Program(s) for another language and or operating system version of the Licensed Program(s) at any time after initial purchase. In such event, ATG shall credit Sun with the full purchase price Sun paid for a version of the Licensed Program that Sun exchanges against the then-applicable license fees for the new version of the Licensed Programs that Sun elects to receive.

                  d. use the Licensed Program(s) as permitted by 2.1(a) above by Sun's wholly owned or majority owned subsidiaries and any joint venture entity in which Sun Microsystems, Inc. or its Subsidiary holds an interest equal to or greater than fifty one percent (51%) of the total capital of such entity provided, however, that Sun shall cause each of the parties described herein to adhere to the obligations of Sun in protecting and observing the rights of ATG as set out in this Agreement.

         2.2      Rights to Copy.

                  a. Upon Sun's payment of the applicable one-time fee for Documentation and Training Materials as described in
                      Section 6.0 of Exhibit C, ATG grants to Sun the right and license to copy (subject to the terms of Article 7 herein) of all such Documentation and Training Materials.
                      Two copies of Documentation shall be supplied by ATG in photo ready form (on 8.5" by 11" sized paper), or other mutually agreed form for each of the Licensed Program(s) licensed to Sun hereunder. From time to time ATG may create updated Training Material related to the Licensed Program(s) covered by this Agreement. Sun shall be entitled to two copies of the Training Material in photo ready form or electronic form at no additional cost to Sun. Sun shall reproduce ATG's copyright notice, where it appears on originals supplied by ATG, on all reproduced pages on all such Documentation copied by Sun. ATG further agrees to grant Sun the right to customize such Documentation and or Training Material as necessary for Sun to train its Users.

                  b. Sun's rights to use and copy Documentation and training material are concurrent with Sun's rights to use the Licensed Program(s), if the applicable license fees have been paid.

         2.3      Backup and Distribution Copies.

                  a. Sun is granted the right to make backup copies of the Licensed Programs and to copy the Licensed Programs on to servers as deemed necessary by Sun to facilitate access to the Licensed Programs by its Users so long as the total number of servers and CPU's on which the

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  Licensed Programs run doesn't exceed the number for which Sun has purchased licenses. Such copies shall not be considered a use of the Licensed Programs and shall not be included in counts used to determining the number of the Licensed Programs in use at Sun. Sun shall not use such copies to circumvent in any way the limitation on the number of copies of the Licensed Program(s) licensed by ATG for use by Sun hereunder.

         2.4      Tracking of Licensed Programs.

                  a. The number of Licensed Programs shall be determined by counting the number of servers and CPU's on which the Licensed Programs run. Sun shall use reasonable efforts to track usage. It is agreed that Sun will provide reasonable access to ATG, in accordance with Sun's security regulations, within 30 days after receipt of a written request from ATG, but in no event shall such request be made by ATG more than twice in a calendar year.

                  b. In the event that it is determined that Sun has exceeded the number of authorized servers and CPU's on which the Licensed Programs are installed, Sun shall have the right to either immediately terminate such usage, at no cost to Sun, or to purchase additional Licensed Programs for such usage in accordance with the terms of this Agreement.

         2.5      Solaris Commitment.

                  a. ATG shall and hereby agrees to use its best efforts to maintain binary compatibility with Sun's Solaris operating system, Sun's Hardware Platform(s) and the current release of Java, for a minimum period of [**] from the Effective Date of this Agreement. ATG shall use its commercially best efforts to maintain such compatibility within [**] after Sun releases updates, upgrades, or such new operating system and Sun Hardware platform(s) to the general marketplace.

                  b. ATG agrees to use reasonable efforts to maintain the compatibility of its Licensed Product(s) running on Solaris with the Licensed Products running on other operating systems and shall use reasonable efforts to release all Enhancements on Solaris within [**] after release of such Enhancements on other operating systems for a minimum period of [**] from the Effective Date of this Agreement.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         2.6      Source Code in Escrow.

                  a. No rights are granted or licensed hereunder with respect to the Source Code for the Licensed Program(s), except that ATG shall, at Sun's Notice, place one copy of the Source Code for the Licensed Program(s) and Source Documentation with an escrow agent chosen by ATG and deemed acceptable by Sun, who shall be directed to release a copy of the Source Code and Documentation to the Licensed Program(s) to Sun, at Sun's expense, upon the occurrence of any of the events described in section 2.6(b), below. Upon occurrence of an event described in section 2.6(b), below, Sun shall have a nonexclusive right to use, modify and make working copies of the Source Code and Documentation solely for the purposes of supporting and maintaining the Licensed Program(s) and subject to the restrictions set forth in this Agreement.

                  b. Access to such escrowed Source Code and Documentation shall, however, not be available to Sun until such time as ATG shall (i) fail to supply Support Services for a period of three (3) consecutive months (ii) voluntarily terminate its business operations; (iii) file a voluntary petition for bankruptcy.

         2.7 Contractors and 3rd Party Business Partners. The right and licenses granted to Sun herein to use the Licensed Program(s) shall permit the use of the Licensed Program(s) by contractors, subcontractors and third party business partners of Sun, provided that such Licensed Program(s) are used solely for business services to be provided exclusively to Sun by such contractors, subcontractors and third party business partners of Sun.

3.       SUPPORT AND MAINTENANCE

         3.1 For as long as ATG continues to offer Support Services to its other customers in general and Sun remains current in its payment obligations hereunder, ATG shall offer Support Services to Sun pursuant to provisions of Exhibit B.

         3.2 As long as Sun pays the applicable annual Support Services fees, ATG shall support the current and at least one prior release of the Licensed Program(s). ATG's responsibility to support the prior release of the Licensed Programs shall end [**] following delivery to Sun of the current release version of the Licensed Program(s). Such Support Services shall, at a minimum, be in accordance with the Support Services described in

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  Exhibit B hereof, including porting of all major and minor bug fixes, Maintenance Modifications as well as all major and minor releases of Enhancements or updates. Sun shall, under no circumstances, be denied the right to purchase Support Services in accordance with Exhibit B, as long as ATG continues to offer any kind of Support Services to its other customers for the type of Licensed Program(s) licensed under this Agreement.

         3.3 ATG agrees to continue to offer Support Services for the Licensed Program(s), running on the operating systems and platforms as described in Section 2.5 and all of Section 5 herein, for a minimum of [**] from the Effective Date of this Agreement.

         3.4 In the event that ATG materially fails for a period of [**] to provide Support Services where there is a continuing agreement between the parties for ATG to provide Support Services for the Licensed Programs(s) and upon written Notice to ATG that such condition exist, Sun shall have the right to receive a copy of the source code in escrow and any other tools, technical documentation or additional source code, whether partially or fully complete, then in the possession of ATG or its escrow agent which may be necessary for Sun to fully maintain and support the Licensed Program(s). In the event ATG corrects the conditions described in Section 2.6(b) above, Sun shall return the Source Code to ATG and shall have no further rights to utilize the Source Code.

         3.5 For a period of [**] from delivery of any modification work performed by ATG on behalf of Sun, if ATG releases a new version or release of the Licensed Program(s) which renders any such modification work inoperable or unusable, including any significant reduction in performance levels, (collectively "Errors") then, in such an event, ATG commits to correct such Errors in accordance with the commitment level prescribed in Sections 2A, 2B and 2C of the Professional Service Agreement No. 99-0013, dated March 27, 1998, attached hereto as Exhibit D and incorporated herein by this reference.

         3.6 In the event that Sun determines that category "X" or "A" Errors, as defined in Section 1.8 of Exhibit B, exist in the Licensed Program and where ATG cannot duplicate and or resolve such Errors remotely from ATG's support center, ATG commits to deliver support personnel on-site at Sun, upon requested by Sun. ATG shall be reimbursed only for its reasonable out-of-pocket costs in providing such support on-site at Sun.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         3.7 ATG agrees to supply Sun with beta versions of new releases of the Licensed Program(s) as they become available on an "as-is" (no warranty) basis and to keep Sun informed of ATG's JAVA developments. In addition, ATG agrees to give Sun updates and, where requested by Sun, presentations on ATG's development plans[**] starting with the Effective Date of this Agreement.

         3.8 Availability of ATG Enhancements. If there is not an ongoing agreement between the parties for Support Services, ATG agrees to offer to Sun a license for Enhancements that ATG develops and offers generally to its other users of the Licensed Program(s) at the Support Service fees set forth in Exhibit C hereto or such other terms as may be agreed upon between the parties, for such Enhancements. ATG shall advise Sun of the availability of any such Enhancements and of the license terms available for such Enhancements at such time as ATG makes Enhancements generally available to its other customers or the marketplace in general.

         3.9 ATG agrees and acknowledges that Sun's ongoing ability to obtain Support Services for the Licensed Program(s) from ATG in accordance with this Article 3 is a major inducement to Sun entering into this Agreement.

4.       DISABLING CODE

         4.1 ATG warrants that no disabling code currently exists in the Licensed Programs which would enable ATG to prevent Sun from enjoying the full benefit of the Licensed Programs permitted herein. To the extent any ATG Licensed Program(s) delivered to Sun in the future may contain such disabling ability, ATG is authorized to use such code solely to limit access to the Licensed Program(s) to the authorized number of ATG servers purchased by Sun. ATG shall not use such disabling code to enforce compliance with a term or condition of this Agreement absent a court order authorizing such action. ATG, at its sole discretion, may include software code to limit the users of the Licensed Programs to a particular servers, subject only to any necessary restrictions required by Sun to meet its network security requirements.

                  Any improper use of the disabling code shall entitle Sun to obtain direct damages beyond the limitations of Article 10 herein.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5.       JAVA COMMITMENT

         5.1 For a period of [**] from the Effective Date of this Agreement and provided that Sun has not defaulted on payment of Support Services and further provided that Java remains competitive in the marketplace, ATG shall use best efforts to ensure that all Licensed Product(s) support Java such that ATG's server-based portions are written in Java code.

         5.2 ATG acknowledges Sun's right to develop and build applications that will reside on top of the Licensed Program(s). ATG acknowledges Sun's right to use and exploit such applications including the right to market such applications to 3rd party customers, at no cost to Sun. Nothing in the foregoing statement shall be construed as giving Sun the rights to exploit or market for resale any of the underlying Licensed Program(s) except as specifically described elsewhere in this Agreement.

         5.3 Upon delivery of a Java based version of the Licensed Program(s), ATG agrees to use best efforts to maintain binary compatibility with the then current release of Sun's Java Virtual Machine and to offer Support Services for the Java based version, for a minimum of [**] from the Effective Date of this Agreement.

6.       LICENSE FEES AND PAYMENTS

         6.1 License Fee. In consideration of the licenses granted and Support Services provided hereunder, Sun shall pay to ATG the fees and charges specified in Exhibit C hereto.

         6.2      Ordering Procedure.

                  a. Sun may from time to time issue individual purchase orders to ATG to obtain licenses (upon payment of the applicable fees) for the Licensed Program(s), Support Services, Training, and Consulting Service. Such purchase(s) order shall set out the applicable fees, payment terms, and other pertinent information and shall incorporate the terms of this Agreement by reference. Sun's purchase orders are subject to acceptance by ATG.

                  b. ATG agrees to tender a prompt, formal acknowledgement to each purchase order awarded by Sun and accepted by ATG pursuant to this Agreement. Any additional or different terms or conditions contained in such acknowledgement form shall not become a part of this Agreement.

         6.3 Taxes. Unless indicated in Exhibit C or in an applicable purchase order, fees and charges are exclusive of any federal, state, or local excise, sales, or use taxes. Sun shall be responsible for such taxes when they are properly itemized on ATG's invoice and are submitted to Sun at the time of original purchase only. Sun shall not be responsible for any taxes based on ATG's net income.

         6.4 Payment terms are net 30 days from the date of invoice referencing a Sun issues purchase order number, or in accordance with such other terms as may be listed in Exhibit
                  C. Sun shall pay interest at a rate equal to the lesser of one percent (1%) over the then current prime rate quoted by Citibank, or the maximum rate allowed by law, which ever is less, on overdue payments not made by Sun on correct invoices. Interest shall not be due unless Sun fails to cure the default condition within thirty (30) days after receipt of Notice that such condition exist. ATG shall be required to deliver one (1) Notice to cure, which shall be deemed sufficient notice for the current and any subsequent overdue payments.

         6.5 Sun shall not be required to pay the disputed portion of any invoice, pending resolution of such dispute, provided that Notice of the dispute has been sent to ATG.

         6.6 All invoices shall reference a valid Sun purchase order and shall be sent to the following address:

                      Sun Microsystems, Inc.
                      Accounts Payable Department
                      P.O. Box 7550
                      Mountain View, California 94039

7.       DELIVERY AND INSTALLATION

         7.1 The Licensed Product(s) shall be deemed "delivered" for purposes of this Agreement upon delivery of the Licensed Program(s).

         7.2 ATG shall deliver the Licensed Program(s) and Documentation listed in Sec. 1 of Exhibit C promptly upon execution of this Agreement or on such other dates listed in Exhibit C.

         7.3 All Licensed Program(s) and related documentation shall be shipped to the following address or to such other address as Sun may designate in writing to ATG.

                      Sun Microsystems Inc.
                      901 San Antonio Road
                      Palo Alto, California 94303
                      Attn:
                      Mail Stop:

8.       ACCEPTANCE

         Acceptance shall be effected upon delivery of the Licensed Program(s) to Sun at the address shown in Section 7.3 above.

9.       CONFIDENTIALITY & PROTECTION OF PROPRIETARY MATERIALS

         9.1      Acknowledgment of Proprietary Rights.

                  a. Sun acknowledges ATG's claim that ATG holds all right, title, and interest in and to the Licensed Program(s) and Documentation, including any patents, trade secrets, trademarks and copyrights pertaining thereto.

         9.2      Restrictions on Use, Copying and Disclosure.

                  a. The recipient of Confidential Information shall neither disclose Discloser's Confidential Information to any third party, nor use the same for any purpose other than as set forth in this Agreement. Recipient shall use the same degree of care as it uses to protect its own confidential information, but no less than reasonable care, to prevent the unauthorized use, dissemination or publication of the Confidential Information.

                  b. In addition to Recipient's right to disclose Confidential Information to its employees, Recipient shall have the right to disclose Confidential Information to any contractor or agent of Recipient or any employees, contractors, or agent of any majority-owned subsidiary of Recipient who have executed and delivered to recipient a confidentiality agreement containing terms and conditions substantially similar to those stated herein. Recipient will promptly advise Discloser of any unauthorized disclosure or use of Discloser's Confidential Information by any person.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  c. This Agreement imposes no obligation upon Recipient with respect to Confidential Information which: (a) was in the possession of, or was known by Recipient without an obligation to maintain its confidentiality prior to its receipt from Discloser, (b) is or becomes generally known to the public without violation of this Agreement by Recipient, (c) is obtained by Recipient from a third party, without an obligation to keep such information confidential, or (d) is independently developed by Recipient without use of the Confidential Information.

                  d. Disclosure of Confidential Information will not be prohibited, if Recipient gives Discloser prior Notice and such Disclosure is: (a) compelled pursuant to a legal, judicial, or administrative proceeding, or (b) otherwise required by law.

         9.3 Proprietary Legends. Sun may reproduce for internal distribution and internal use only and include on all copies of the Documentation all proprietary and copyright notices or legends of ATG as they now appear or as ATG may in the future furnish to Sun on the Documentation and on the media, manuals, and packaging containing the Documentation.

         9.4 Survival of Obligation. Recipient's duty to protect Confidential Information received under this Agreement shall expire [**] from the date of termination of this Agreement.

10.      LIMITED WARRANTY, LIMITATION OF LIABILITY AND INDEMNITY

         10.1 PATENTS & COPYRIGHTS. ATG warrants that ATG has the right and title to the Licensed Program(s) & Licensed Documentation, and ATG has the legal right to sell licenses or sublicense the Licensed Program(s) & Licensed Documentation, and the licenses sold hereunder do not infringe upon or violate any published U.S. patents, copyrights, knowingly violate any trade secrets or other proprietary right of any third party. In the event of any breach of the foregoing warranties:

                  ATG shall defend, indemnify and hold harmless Sun against any such claim of direct or contributory infringement or violation, and ATG shall pay resulting costs, damages and attorney's fees finally awarded, provided that:

                           (i) Sun promptly notifies ATG in writing of the claim; and

                           (ii) ATG has control of the defense and all related
                      settlement negotiations, provided however that Sun must approve in writing any settlements before they are executed, and

                           (iii) Sun fully cooperates with ATG, at ATG's cost,
                      in the defense or settlement of such actions.

                  ATG's obligation under this Article is conditioned on Sun's agreement that if the Licensed Program(s), or the use or operation thereof, becomes, or in ATG's opinion is likely to become, the subject of such a claim, Sun will permit ATG at ATG's option and expense, either to procure the right for Sun to continue using the Licensed Program(s) or to replace or modify the same so that it becomes non-infringing. If neither of the foregoing alternatives is available on terms which are reasonable in ATG's reasonable judgment, Sun will return or destroy the Licensed Program(s) on written request of the ATG. ATG shall pay to Sun for the returned Licensed Program(s) an amount equal to the License Fee paid for the Licensed Program(s) less an amount equal to depreciation on such Licensed Program(s) determined on a straight line three (3) year basis commencing on the Effective Date of this Agreement.

                  THE FOREGOING STATES THE ENTIRE OBLIGATION OF ATG WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS AND OTHER PROPRIETARY RIGHTS.

         10.2 LIMITED WARRANTY ON CONFORMITY TO ATG'S PUBLISHED SPECIFICATIONS. ATG warrants that for a period of ninety (90) days from the date of Acceptance of the Licensed Program(s) as described in Article 8 herein, (1) the Licensed Program(s) will be free of material defects in materials and workmanship under normal use; and (2) the Licensed Program(s) contains the features described in the Specifications documentation described in Exhibit A hereto. Otherwise the Licensed Program(s) are provided "As is." This warranty extends only to Sun as the original Licensee of the Licensed Program(s).

         10.3 EXCLUSIVE REMEDY OF NONCONFORMITY TO ATG'S PUBLISHED SPECIFICATIONS. As the exclusive remedy of Sun for any nonconformity to ATG's published specifications or defect constituting an Error in the Licensed Program(s). ATG shall use reasonable commercial efforts to provide Maintenance Modifications to correct such Error. If ATG cannot cure such Errors within ninety (90) days of Notice, ATG agrees to refund to Sun the total of all dollars paid by Sun to ATG on or after the Effective Date of this Agreement. However, ATG shall not be obligated to correct, cure, or otherwise remedy any Error in the Licensed Program(s) resulting from any (i) modifications to, misuse of or damage to the Licensed Program(s) other than by authorized users of Sun, or
                  (ii) failure of Sun to provide Notice to ATG of the existence and nature of such nonconformity or defect within ninety (90) days from its discovery.

         10.4 WARRANTY OF NO VIRUSES. ATG warrants and represents that it used its best efforts in the development of proprietary elements of Licensed Program(s) ("Proprietary Software") to ensure that no viruses were coded into or introduced during the development. Should a virus be found to have emanated from the Licensed Program(s), ATG shall, at its own expense, use best efforts to cure the virus. In the event the virus causes actual loss of operational efficiency or loss of data, and provided that Sun has taken reasonable efforts to test the Licensed Program(s) for viruses prior to its distribution to Sun's end users, ATG shall use best efforts to assist Sun and to restore Sun to its original operating efficiency.

         10.5 YEAR 2000 COMPLIANCE. ATG warrants that the Licensed Program(S) are fully Year 2000 Compliant and that the internal data handling will have no problems with the year 2000 or beyond. For the purposes of this article "Year 2000 Compliant" shall mean: "The capability for the Licensed Program(s), when used in accordance with the Product Documentation, to correctly process, provide and/or receive date data within and between the twentieth and twenty-first centuries. Within the limits of Java, year 2000 Compliance includes, but is not limited to, date and century recognition before and after January 1, 2000, calculations to accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century. In addition, leap year calculations must be accommodated and must not result in erroneous results or system failures."

         10.6 DISCLAIMER. ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED, EXCEPT AS SPECIFIED IN THIS AGREEMENT OR WHERE SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

         10.7 Limitation on Liability. Except with respect to the liability of ATG under Articles 4 and 10, ATG shall not be liable to Sun under any claim, demand, or action arising out of or relating to ATG's performance or lack thereof under this Agreement for any special, indirect, incidental, exemplary, or consequential damages, whether or not ATG has been advised of the possibility of such claim, demand, or action.

11.      TERM AND TERMINATION/SURVIVAL CLAUSE

         11.1 This Agreement will come into force on the Effective Date and will remain in effect until terminated in accordance with the provisions of Article 11.2 below.

         11.2 Termination by ATG. ATG may terminate this Agreement upon thirty (30) days written Notice to Sun for failure to pay the applicable License Fees, provided Sun fails to cure such condition within thirty (30) days of receipt of Notice that such condition exists for the first time ATG notifies Sun of this condition.

         11.3 Termination by Sun. Sun may terminate this Agreement for convenience upon written Notice to ATG.

         11.4 Rights and obligations under this Agreement which by their nature should survive, including, but not limited to any and all payment obligations invoiced prior to the termination or expiration hereof, will remain in effect after termination or expiration hereof.

12.      NOTICES

         Any provision of this Agreement that requires Notice from one party to the other will be satisfied if, without exception, the Notice is given in writing and delivered to the following address by a means evidenced by a signed delivery receipt of which a legible copy is furnished to the receiving party. Such notice will be effective upon receipt:

         ATG:                                   Sun:
         101 Huntington Avenue, 22nd Fl.        Sun Microsystems, Inc.
         Boston, MA 02199                       2550 Garcia Avenue
         Attn: Vice President, Finance          Mountain View, CA 94043
         Fax No.: (650) 655-2032                Attn: Software Commodities Mgr.

         Each party shall inform the other in writing of any change in the foregoing address information.

13.      ASSIGNMENT

         No assignment, delegation or other use of any right or duty under this Agreement may be made by either party without the prior written consent of the other party, other than by a purchaser of all or substantially all of the stock or assets of the assigning party or to a third party pursuant to a merger, or other corporate reorganization, provided that the assignee is capable of fulfilling and indicates in writing its intent to fulfill the obligations of the assigning party under this Agreement. Any other such assignment or delegation, or other transfer of interest attempted to be made without such written consent shall be void for all purposes.

14.      INVALID PROVISIONS

         If any provision of this Agreement is declared to be invalid under any applicable statute or rule of law, the parties agree that such invalidity shall not affect the remaining portions of this Agreement.

15.      ATTORNEY'S FEES

         In the event that suit is brought under this Agreement, reasonable attorney's fees and expert witness fees, as fixed by a court of competent jurisdiction or duly appointed Arbitrator, shall be awarded to the prevailing party.

16.      TIMELY CLAIMS

         No action for breach of this Agreement or any other action to enforce any claim arising out of or in connection with the subject matter of this Agreement shall be brought by either Party more than two (2) years after the cause of action has occurred.

17.      WAIVER

         Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver nor create an expectation of non-enforcement of that or any other provision or right.

18.      COMPLIANCE WITH U.S. EXPORT LAWS

         Sun acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the Licensed Program(s) and related Documentation. Sun agrees that it will not export or re-export the Licensed Program(s), or related Documentation in any form without the appropriate United States and foreign government licenses. Sun agrees that its obligations pursuant to this Article shall survive and continue after the termination or expiration of this Agreement.

19.      AMENDMENTS

         No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorized representative of the party to be bound thereby.

20.      CHOICE OF LAW

         The rights and obligations of the parties hereto shall be construed under and be governed in all respects by the laws of the State of California without giving effect to principles of conflict of law.

21.      PUBLICITY

         Neither party shall publish or make known to others the subject matter of this Agreement or any information obtained in connection therewith which is proprietary and confidential to the other party without first obtaining the prior written approval of the affected party, which shall not be unreasonably withheld. No advertising or publicity containing any reference to either party or any of its employees, either directly or by implication, shall be made use of by the other party without first obtaining prior written approval of the affected party. Such approvals shall be obtained in accordance with the provisions of Article 12 ("Notices").

22.      HEADINGS NOT CONTROLLING

         Headings used in this contract are for reference purposes only and shall not be deemed a part of this Agreement.

23.      FORCE MAJEURE

         Excepting provisions of this Agreement relating to payment of invoices, neither party shall be in default of the terms hereof if such action is due to a natural calamity, act of government, or similar causes beyond the control of such party.

24.      OVERALL LIMIT OF LIABILITY

         ATG's overall limit of liability to Sun related to the use of the Licensed Software, shall not exceed the amounts paid to ATG, by Sun, for Licensed Program(s).

25.      ENTIRE AGREEMENT

         The provisions herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof. No amendment or modification of any provision of this Agreement will be effective unless set forth in a document that purports to amend this Agreement and that is executed by both parties hereto.

         The following documents and the terms contained therein are incorporated herein by this reference:

                  Exhibit A,                "Product Specifications"
                  Exhibit B,                "Support Services"
                  Exhibit C,                "Fees and Charges"
                  Exhibit D,                "Professional Service Agreement No.
                                             99-0013"

         In the event of a conflict between the terms contained in the above listed Exhibits and the terms contained in this Agreement, the terms contained in the Exhibit shall supersede the conflicting terms of this Agreement.

         The parties acknowledge they have read this Agreement and understand and agree to be bound by its terms and conditions.

         IN WITNESS WHEREOF, the parties to this Agreement execute it through their duly authorized representatives.

Sun Microsystems, Inc.                     Art Technology Group, Inc.

By:    /s/ Frank Haran                     By:  /s/ Lauren J. Kelley
   -----------------------------              ----------------------------------

      Frank Haran                                 Lauren J. Kelley
   -----------------------------              ----------------------------------

         (Print Name)                      (Print Name)

Title:  GLOBAL COMMODITY MANAGER           Title:  DIRECTOR OF WORLDWIDE SALES
       -------------------------                  ------------------------------


Date:  3/27/97                             Date:  4/2/98
     ---------------------------                 -------------------------------

                                    Exhibit A

                             PRODUCT SPECIFICATIONS

The specifications for the Licensed Program(s) shall be those contained in ATG's published technical documentation supplied with the Licensed Programs and as contained in such updated documentation as published by ATG from time to time hereafter.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    Exhibit B

                                SUPPORT SERVICES

1.0 Responsibilities of ATG:

ATG shall deliver the following items and provide the following Support Services, subject to Sun's payment of the annual Support Services fees set forth Exhibit C

         1.1 ATG shall provide known problem solutions to Sun relating to the Licensed Program(s) as such problems are reported by Sun to ATG.

         1.2 ATG shall provide to Sun all updates, bug fixes, changes, Maintenance Modifications and Enhancements to the Licensed Programs(s) which are released by ATG to its other customers or the general marketplace.

         1.3 ATG shall continue to support the Licensed Program(s) on Solaris for a minimum period of [**] from the Effective Date of this Agreement. ATG shall continue to supply Support Services for Solaris after[**] ATG will use its best efforts to initiate Support Services for major new versions of Licensed Program(s) on Solaris within [**] of the general availability release of Sun's new versions of Solaris.

         1.4 Except as limited by 1.3 above, ATG shall provide to Sun at least [**] written notice prior to the discontinuance of support services for any Licensed Program(s) licensed to Sun hereunder. IN THE EVENT ATG DISCONTINUES SUPPORT SERVICES FOR THE LICENSED PROGRAM(S) RUNNING ON ANY SUN HARDWARE PLATFORM OR SUN OPERATING SYSTEM WITHIN THE [**] FROM THE EFFECTIVE DATE OF THIS AGREEMENT, [**].

         1.6 ATG shall use reasonable efforts to release all bug fixes, Maintenance Modifications and all Enhancements for use on Solaris within [**] of ATG's release to the general marketplace or to any of its other customers of such bug fixes, Maintenance Modifications and Enhancements on operating systems other than Solaris.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         1.8 ATG will use reasonable efforts to respond to problems/queries in accordance with the response times listed herein. ATG shall make available a reasonable number of technical consultants so as to ensure that the response times listed below are be maintained.

                                  RESPONSE TIME
--------------------------------------------------------------------------------


CLASSIFICATION                      FIRST LEVEL                        SECOND LEVEL              FINAL LEVEL
------------------------------------------------------------------------------------------------------------
Severity Critical                   [**]                               [**]                      [**]

Severity High                       [**]                               [**]                      [**]

Severity Medium                     [**]                               [**]                      [**]

Severity Low                        [**]                               [**]                      [**]

The response times listed above shall not include the time spent by ATG in determining whether the reported problem is a result of a bug or error in the Licensed Program(s) or a site specific implementation problem.

                                 CLASSIFICATION
--------------------------------------------------------------------------------


The Errors are classified by Sun as follows:

Critical = Fatal: Production server down. Production data loss or corruption.

High = Severe performance/load issues in production. Repeated reboots of the system in production. Major functionality failure. Install problems for evaluation customers.

Medium = Critical or high severity problem for which a workaround has been found, which workaround is shown NOT to impact functionality or performance of the product. Loss of a function that affects customers schedule.

Low = All other problems or "how to" questions.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


The remedies for each Error classification at each level specified above are:

                                  REMEDY LEVEL
--------------------------------------------------------------------------------


First Level: Verbal acknowledgement of a problem query shall include problem report number and the remedy, if available, therefor shall be delivered to Sun within [**].

Second Level: Patch or work around, temporary fix, or update or major release, including applicable documentation.

Final Level: Official fix, update or major release, including applicable documentation changes.

* If received on a business day during the hours at ATG's local support offices or in the case of ATG's California Support office if any, Monday through Friday, from 9:00 a.m. to 7:00 p.m. Eastern Standard Time, excluding observed holidays; otherwise, times commence on the next business day. NOTE: It is understood by Sun that ATG does not have a worldwide localized support organization. ATG commits that as, and if, this organization is expanded worldwide, Sun shall be entitled to access all new support centers as they are opened at no additional cost to Sun beyond the payments of Sun's standard Support Service payments as described in Section 4.0 of Exhibit C herein.

Note:    A day is defined as a 24-hour period, regardless of whether work is scheduled during that period.

1.9 ATG commits that ATG or ATG's authorized distributors and or partners shall supply the Support Services described in Articles 1.1 through 1.8 above to all Sun locations worldwide when requested by Sun authorized named service contacts (the number of named service contacts are defined in Exhibit C attached hereto).

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    Exhibit C
                                FEES AND CHARGES

1.0      Sun's initial purchase shall consist of the following:


SOFTWARE PRODUCT                            QUANTITY      SUN PRICE                                 TOTAL COST
----------------                            --------      ---------                                 ----------
                                                          (Per Server)

1) Profile Station                          [**]          [**]                                      [**]
2) Additional 4 CPU/server                  [**]          [**]                                      [**]
                                                          Sub Total                                 [**]
3) ID Address:
   [**]                                     [**]          [**]                                      [**]
   [**]                                     [**]          [**]                                      [**]
                                                          [**]                                      [**]
                                                          [**]                                      [**]
                                                          Total Production Server Cost              [**]
4) Staging Server
   Profile Station                          [**]          [**]                                      [**]
   ID Address:
   [**]
                                                          [**]                                      [**]
                                                          Total Staging Server Cost                 [**]

5) Development Server
   Dynamo Application Server                [**]          [**]                                      [**]
   Profile Station                          [**]          [**]                                      [**]
                                                          Total Software Costs, initial purchase    [**]

*        [**] to Sun.
**       Note: Sun is granted a right to an unlimited number of user accesses to any and all servers purchase by Sun.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

2.0      Additional Product Purchases:

         Sun is granted the right to purchase additional quantities of the Licensed Products listed in Section 1.0 above as well as the following additional products:

                                   COST/SERVER

         Dynamo Application Server                                     [**]
         Profile Station                                               [**]
         Additional CPU's for above products                           [**]
         Retail Station                                                [**]
         'Ad Station                                                   [**]
         Affiliate Kit                                                 [**]

         o For the first [**] of Sun purchases the discount shall be [**] off the Cost/Server prices shown above and in Section 2.0 above. (Note: Dynamo and Profile come with [**] included in above pricing). Thereafter the discount shall be [**] off of the pricing shown above. The calculation of total dollars spent shall be based upon the total spending for any ATG license product and additional servers. The [**] threshold is based upon the cumulative spending of Sun and all its subsidiaries from the Effective Date of this Agreement through December 31, 1999. The above pricing is fixed through December 31, 1999 and is available for Sun's use worldwide.

         o Once Sun has purchased [**], Sun shall have the right to [**]. Sun is granted a right to an unlimited number of user accesses to any and all servers purchased by Sun.

3.0      Development and Production Servers:

         Sun is granted the right to [**].

         Sun is granted the right to purchase "Staging Servers" (as used herein Staging Servers are defined as "a dedicated server used to test software prior to the software being placed into live production") at a discounted price of [**] off the pricing shown for the Dynamo Server in Section 1.0 above, provided however that Sun maintains the CPU limit for such servers at one (1) CPU.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

4.0      Support Services:

         a) Normal Business Hours (6:00 a.m. to 5:00 p.m. PST Monday through Friday, excluding holidays). Cost of annual Support Services for the Licensed Program(s), including all Enhancements, and Maintenance Modifications shall be fixed at an annual rate of [**] of Sun's cost of licenses purchased. SUPPORT SERVICE FEES SHALL NOT BE DUE AND PAYABLE BY SUN UNTIL SUCH TIME AS ATG DELIVERS THE LICENSED PROGRAM(S) TO SUN. This rate also includes Sun's right to unlimited worldwide support contacts, who shall be authorized to directly contact any ATG authorized support centers, worldwide, during normal business hours, excluding holidays. This rate shall be fixed for a period of [**] from the Effective Date, and for each year thereafter the rate may be adjusted [**].

         b) After Hours, Weekend and Holiday Support. For the [**] from the Effective Date of this Agreement, ATG agrees to transfer [**] from cost related to the first Statement of Work supplied with the Professional Service Agreement No. 99-0013, dated March 27, 1998, to cover the [**] annual fee for twenty four hour, seven day support coverage. In addition, Sun agrees to pay [**] per hour, chargeable in half hour increments per call made. For years [**], Sun shall have the option of contracting for After Hours support on a yearly basis at the above rates. These rates and this option shall be available to Sun to use at anytime during the [**] from the Effective Date of this Agreement. Should Sun decided to renew this Support Service option for After Hours support, the annual fee of [**] is due ATG at the anniversary date of a new year from the Effective Date of this Agreement.

5.0.     Consulting Services:

         ATG agrees to supply any mutually agreed to consulting services, when requested by Sun at rates shown below. These rates shall be available to Sun, worldwide during the first three years from the Effective Date of this Agreement. Note: These rates are only available to Sun on time and materials engagement (not fixed fee proposals). Fixed Price engagement cost shall be negotiated by Sun and ATG on a case by case basis.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         Fixed Rates for ATG Consultants:


CONSULTING LEVEL                                 DAILY RATE
----------------                                 ----------
Principal                                        [**]
Senior Manager                                   [**]
Project Manager                                  [**]
DesignLead-visual-conceptual                     [**]
Technical Lead                                   [**]
Senior Engineer                                  [**]
Production Designer                              [**]
Engineer/Developer                               [**]
QA Engineer                                      [**]

CUMULATIVE SUN CONSULTING SPEND                  DISCOUNT OFF ABOVE RATES
-------------------------------                  ------------------------
[**]                                             [**]
[**]                                             [**]
[**]                                             [**]
[**]                                             [**]

         The calculation of total consulting dollars spend shall be based upon the total cumulative spend for any ATG consulting services provided to Sun worldwide, excluding fixed fee consulting engagements, during the [**] from the Effective Date of this Agreement.

6.0      Documentation & Training Materials:

         ATG grants to Sun the option to purchase all training material produced by ATG for the Licensed Program(s) and grants Sun the right to modify and customize such training material for the Licensed Program(s) for an annual fee of [**] for each of the products listed in Section 2.0 of this Exhibit C. Thereafter, ATG agrees, upon Sun's request, to supply Sun with all updates and or revisions of such documentation for all

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


such product purchases as they become available and for as long as Sun remains current in its Support Service payments. Sun is herein granted the right to modify such training material for the purpose of conducting Sun's own internal training classes.

7.0      Training Rates:

         From the Effective Date of this Agreement through December 31, 1999 ATG agrees to supply Sun with end-user training, at Sun designated sites, worldwide, at a fee of [**] per day per class. Class sizes is limited to ten (10) students (plus the reasonable cost of travel and related expenses for travel outside the Boston, Massachusetts area and further provided that ATG obtains the written approval of Sun for such cost, or estimated cost, prior to their incursion).

         Training at ATG designated facilities shall be at the rate of four hundred and ninety five dollars per student per day.

         ATG further commits that all trainers supplied by ATG shall have competent knowledge of Sun's Unix/Solaris operating systems.

         ATG grants Sun the option to purchase ATG's Dynamo Mentor Package ("Jump Start") which includes [**] . Sun can purchase as many such packages as Sun requires at any time during the [**] from the Effective Date of this Agreement.

         ATG grants Sun the option to purchase ATG's Dynamo Mentor Package ("Standard package") which includes [**] . Sun can purchase as many such packages as Sun requires at any time during the [**] from the Effective Date of this Agreement.

8.0      Mentor Packages:

         ATG grants Sun the option to purchase ATG's Dynamo Mentor Package ("Jump Start") which includes [**] . Sun can purchase as many such packages as Sun requires at any time during the [**] from the Effective Date of this Agreement.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         ATG grants Sun the option to purchase ATG's Dynamo Mentor Package ("Standard Package") which includes [**] . Sun can purchase as many such packages as Sun requires at any time during the [**] from the Effective Date of this Agreement.

         ATG grants Sun the option to purchase ATG's Dynamo Mentor Package ("Extended Package") which includes [**] . Sun can purchase as many such packages as Sun requires at any time during the [**] from the Effective Date of this Agreement

                   EXHIBIT D TO THE SOFTWARE LICENSE AGREEMENT
                                   NO. 99-2006
                         PROFESSIONAL SERVICES AGREEMENT
                BETWEEN SUN MICROSYSTEMS INC. AND ART TECHNOLOGY
                                   GROUP INC.
                              AGREEMENT NO. 99-0013

This Professional Service PSA ("PSA"), is made and entered into on and as of the 27th day of March, 1998 ("Effective Date"), by and between Art Technology Group Inc. ("ATG"), a Massachusetts corporation, having its principal offices at 101 Huntington Avenue, 22nd Floor, Boston, Massachusetts 02199 and Sun Microsystems, Inc., ("Sun") a Delaware corporation, which has its principal place of business at 2550 Garcia Avenue, Mountain View, California 94043. In consideration of the mutual promises contained herein, Sun and ATG agree as follows:

1. Scope - ATG and Sun agree that this PSA shall cover all consulting work performed by ATG on behalf of Sun for any ATG software product implementation. Hereinafter such work shall be referred to as "Services." All deliverables resulting from ATG's performance of Services hereunder shall hereinafter be referred to as "Work Product."

2.       Services

         A. ATG shall perform, in a workmanlike manner, the Services and/or create and provide the deliverables, in accordance with Statement of Work(s) which shall be set for each engagement and which shall reference this PSA No. 99-0013 and be signed-off by both Sun and ATG prior to the performance of such Services. The first Statement of Work is attached hereto as Exhibit A. ATG agrees to work with Sun to fix price, where ever possible, each of the requirements and deliverables of each Statement of Work.

         B. In the event Sun requests consulting services which would result in modification to any ATG standard software product, ATG agrees to notify Sun as part of the Statement of Work, whether such modification(s) will be supported under ATG's standard support service policies. In the event such modifications are not covered under ATG standard support, then ATG agrees to include in the Statement of Work, the yearly support cost required to support such modifications. In the event ATG fails to comply with this requirement, then ATG agrees to support such modifications AT NO ADDITIONAL COST TO SUN. In the event that ATG incorporates any Sun requested modification(s) into its commercially released product then ATG agrees such modifications will be covered under its standard support policies.

         C. For work performed by ATG that results in "Sun specific modifications" to

ATG software, herein defined as modifications that will not be incorporated in ATG's commercially released product, then, for such modifications, ATG agrees to include in the Statement of Work, a "not to exceed" costing model for maintaining such modifications for future releases and versions of the underlying software products.

3.       Payment for Services

         A. As full compensation and consideration for the Services and other obligations of ATG set out in Exhibit A, Sun will pay ATG in accordance with the payment schedule set forth in the Statement of Work(s). ATG shall invoice Sun for all consulting services at the rates stipulated in the applicable Statement of Work(s) which shall be set for each engagement and which shall reference this PSA No 99-0013. Sun agrees to pay the reasonable out-of-pocket cost associated with performance of the Statement of Work, provided however that ATG notifies Sun of such cost in writing prior to the incursion of any such cost that exceeds $500.

         B. At the end of each month, ATG shall submit, in duplicate, an invoice to Sun for the Services performed, and any allowed expenses incurred, in the immediately preceding month. ATG shall include with each invoice the following:
1) A project log summarizing the overall progress of the project to date, along with a statement of any problems that ATG requires Sun's assistance to resolve.
2) Such ATG material as is necessary to provide Sun with visibility of project progress with respect to schedule and budget. 3.) Receipts or other documentation supporting reimbursable expenses approved by Sun.

         C. ATG agrees promptly to pay its employees for all work performed. If ATG does not pay its employees on a current basis for work performed on behalf of Sun, such nonpayment shall be a material breach of this PSA and shall entitle Sun, in addition to all other remedies, to contract directly with such employee on a consulting basis.

         D. Payment terms are Net, 30 days from date of invoice, with the exception of payment schedule set forth in Statement of Work(s).

4.       Interim Review

         A. At each milestone in the Statement of Work, Sun will review the progress of the project, provide written direction for any revisions that may be desired by Sun to the Statement of Work, any such revisions being subject to Contractor's reasonable approval, and, if appropriate, authorize Contractor, in writing, to proceed to the next stage of the project. If changes in the work are required due to the errors or omissions of ATG, ATG shall, at its expense, make any revisions requested by Sun which are necessary to make the Services conform to the Statement of Work.

         B. Sun reserves the right to reject the Services anytime, if the Services were not delivered in a timely manner in material conformance with the Statement of Work. If Sun determines that the Services do not conform to the Statement of Work, Sun shall notify the ATG in writing, and ATG shall have thirty (30) working days to submit new deliverables and perform new Services conforming to the Statement of Work.

5. Changes - Sun may, from time to time, request in writing, changes in the Statement of Work. Thereafter, ATG shall, as soon as practical, submit a proposal of changes in cost and schedule. Such changes may be authorized by a change order form ("Change Order") signed by the Sun Project Manager and ATG shall promptly effect such changes.

         If Sun elects to change the functionality as described in the Statement of Work, the following procedures shall apply:

                  (i) Sun will provide ATG in written form, the general nature of the changes required.

                  (ii) ATG will provide a written fixed and firm price (unless Sun and ATG agree in writing to a different basis for pricing) to investigate the effect of the change upon the existing Statement of Work.

                  (iii) Sun will then have the option to authorize the investigation.

                  (iv) Upon authorization, ATG shall investigate the change(s) and provide Sun with a written fixed and firm price (unless Sun and ATG agree in writing to a different basis for pricing), and specification, to change the Statement of Work to meet the Change Order specification(s).

                  (v) Sun will then have the option to authorize ATG to implement the change.

                  (vi) Upon authorization, ATG commits to implement such change(s) and to support such changes as part of ATG's standard support service policy unless ATG has elected out of such support in accordance with Section 2B herein.

                  (vii) ATG may propose changes to the Statement of Work, however, such proposed changes must be in writing and Sun must acknowledge, in writing, Sun's acceptance of such proposed changes before they will become part of the Statement of Work.

6. Documentation - ATG agrees to supply Sun, at no additional cost to Sun, all documentation necessary to Sun to understand and utilize all Work Product produced under this PSA.

7. Term - This PSA shall commence with the Effective Date and shall end on December 31, 2000.

8. Relationship of Parties - ATG shall perform the Services under the general direction of Sun, but ATG shall determine, in ATG's sole discretion, the manner and means by which the Services are accomplished. ATG shall at all times comply with all applicable law in the performance of the Services. It is expressly agreed that ATG is an independent contractor, and neither ATG nor ATG's employees, agents, or consultants are employees or agents of Sun and have no authority to bind Sun by contract or otherwise.

9. Personnel - ATG represents that ATG has or will secure all personnel required to perform the Services under this PSA. Such personnel shall not be employees of Sun. ATG's employees and agents shall, except as otherwise authorized by Sun, observe the working hours, working rules and holiday schedule of Sun while working on Sun's premises. Sun reserves the right to direct the replacement of any personnel assigned by ATG to perform the Services in that if Sun reasonably determines that the presence of such person is detrimental to the progress of the work, ATG shall replace such personnel with properly qualified personnel as soon as is reasonably practical. It is understood by both parties that such a change in personnel may necessitate a change in the Statement of Work and that any such changes shall be governed by the terms of this PSA.

10. Employment Taxes and Benefits - ATG shall be responsible for the payment of any and all taxes due as a result of the performance of the Services hereunder by any of its employees. ATG acknowledges and agrees that it is solely the responsibility of ATG to report as income all compensation received hereunder and ATG shall indemnify and hold harmless Sun from any obligation to pay employment related charges or taxes, including any interest or penalties thereon, in connection with any payments made to ATG hereunder.

11. Ownership of Work Product

    A. If in the course of providing the Services, ATG creates for Sun any software ("Developed Software") as specified on a Statement of Work signed by both parties, the Services shall be considered a Work for Hire and Sun shall have all rights of ownership in the Developed Software, except to the extent any ATG software and any ATG enhancements to the ATG software is embedded in the Developed Software. ATG software and any ATG enhancements to the ATG software shall remain the exclusive property of ATG and Sun shall have no ownership interest therein. Sun shall have a nonexclusive right to use the ATG Software to the extent embedded in the Developed

Software. ATG shall have no rights in the Developed Software except as otherwise mutually agreed to in writing by the parties.

    B. Any ideas, know-how, or techniques which may be developed by ATG as a result of providing the Services, including any enhancements made to ATG's supplied software source code (collectively "Developments"), shall be the property of ATG. ATG grants to Sun a nonexclusive, perpetual, non-transferable royalty free license to use the Developments as required for internal use. No title shall pass to Sun with respect to any Developments or related documentation.

12.      Indemnity

    A. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT,
INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST DATA OR LOST PROFITS, HOWEVER, ARISING, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS PROVIDED IN SECTION 13A AND 13B HEREOF, ATG'S LIABILITY FOR DIRECT DAMAGES UNDER THIS PSA, OR ANY STATEMENT OF WORK ATTACHED HERETO OR REFERENCING THIS PSA, SHALL IN NO EVENT EXCEED THE AMOUNT PAID BY SUN TO ATG WITH RESPECT TO THE SERVICES WHICH GAVE RISE TO THE CLAIM. THE PARTIES AGREE TO THE ALLOCATION OF LIABILITY RISK WHICH IS SET FORTH IN THIS SECTION 12A. THE FOREGOING LIMITATION SHALL NOT APPLY TO TANGIBLE PROPERTY DAMAGE OR FOR DAMAGES DUE TO BODILY INJURY OR DEATH, TO THE EXTENT THAT ALL SUCH DAMAGES HAVE BEEN DIRECTLY CAUSED BY ATG OR ANY OF ITS EMPLOYEES IN THE PERFORMANCE OF SERVICES HEREUNDER.

    B. ATG shall indemnity and hold harmless Sun, its officers, directors, employees, agents and attorneys from and against any claims or actions brought by third parties and from damages, losses, expenses, including reasonable attorney's fees and costs of litigation directly resulting from the performance of the Services by ATG, its agents, employees, or contractors.

13. Intellectual Property Warranty and Indemnification

    A. ATG represents and warrants that, to the best of ATG's knowledge, any Developed Software produced hereunder does not violate any patent, mask work rights, copyright, trade secret, trademark, or other proprietary right of any third party, and that ATG has the right to make disclosure and use of all such information used by ATG in the performance of the Services.

    B. If any claim of infringement is made by any third party against Sun, exclusively due to Sun's use of any Work Product provided by ATG hereunder, Sun shall promptly notify ATG and ATG shall defend, indemnify and hold Sun harmless against any and all liability, losses, claims, expenses (including reasonable attorney's fees), demand or damages of any kind arising out of or related to any such claim, whether or not that claim is successful, provided that:

                  (i)      Sun promptly notifies ATG in writing of the claim;
                  and

                  (ii) ATG has control of the defense and all related settlements negotiations, provided that, ATG agrees to submit to Sun the terms of any settlement litigation ("Proposed Settlement") covered by this Section 13 in which Sun is named as a party. If within five (5) business days of Sun's receipt of the Proposed Settlement, ATG does not receive in writing a disapproval of the Proposed Settlement, the Proposed Settlement shall be deemed approved by Sun. If within five (5) business days of Sun's receipt of the Proposed Settlement, ATG receives from Sun a disapproval of the Proposed Settlement, ATG shall not enter into the settlement in Sun's name (but may enter into the settlement as it applies to ATG or any other third parties), and in such event ATG shall not be required to indemnify Sun for any final judgment thereafter entered against Sun in excess of the dollar amount of the Proposed Settlement. Notwithstanding the above, if the Proposed Settlement imposes any obligation other than (a) to cease using the infringing Work Product, (b) to destroy or return the infringing Work Product, and/or (c) to pay a third party or parties monies, then if Sun rejects the Proposed Settlement within the time period specified above, ATG shall still be required to defend Sun in the dispute and to indemnify Sun for any final judgment in such suit.

                  (iii) Sun fully cooperates with ATG, at ATG's cost, in the defense or settlement of such actions.

    C. If Sun is enjoined, or likely to be enjoined, from using any of the Work Product because of a claim of infringement of proprietary rights of any third party, ATG shall, at its own expense:

                  (i) obtain for Sun the right to continue using such Work Product;

                  (ii) replace or modify the Work Product to make it non-infringing, so long as the replacement or modification conforms to the Statement of Work and does not adversely impact functionality or performance of the Work Product running in Sun's production environment; or

                  (iii) terminate this PSA and refund all payments made by Sun herein.

14. Acceptance and Warranty - Acceptance shall be accomplished by using the applicable test procedures or programs established by ATG and Sun as described in the applicable Statement of Work. In the absence of any such acceptance test procedures or programs, the Services provided by ATG hereunder shall be deemed accepted upon completion. For a period of ninety (90) days from Acceptance, ATG warrants that any deliverables provided pursuant to the applicable Statement of Work will perform substantially in accordance with the specifications set out in the Statement of Work. ATG's obligation hereunder will be promptly to:

                  (i) bring such deliverables into substantial compliance with the specifications, at ATG's sole expense, or

                  (ii) grant Sun a full refund of the compensation paid by Sun relating to any such non conforming deliverables.

If ATG receives written notice of such defects during the warranty period, ATG shall repair, fix or make workable, that portion of its work products which are determined by Sun to be defective.

The warranty period begins either on the date of delivery of each element of the Services or, where the purchase price includes installation by ATG, on the final date of installation, whichever period is later. If Sun schedules or delays installation more than thirty (30) days after Acceptance, the warranty period begins on the thirty-first (31st) day from the date of delivery.

Warranty repairs will be made at no cost to Sun. ATG will pay all cost of consulting services related to such repairs and all cost of travel, lodging and related out-of-pocket cost for visits to Sun sites which are necessary to effect such repairs.

The foregoing warranty shall not apply to defects resulting from: (1) Improper or inadequate training or maintenance by Sun; (2) Sun-supplied software or interfaces (except in the case of software approved by ATG for use with the Services provided, and in the case of interface code written by ATG for Sun under this PSA); (3) unauthorized modification or misuse, (where such modifications or misuse is determined to be the underlying material cause of such defects); (4) Operation of the code delivered outside of the specifications for the product as contained in Exhibit A of the PSA; or, (5) Improper site maintenance (where such site preparation and maintenance is determined to be the underlying material cause of such defects).

The warranty set forth above is exclusive and no other warranty, whether written or oral, is expressed or implied. ATG specifically disclaims the implied warranties of merchantability and fitness for a particular purpose.

15. Insurance - During the performance of Services, and until termination of this PSA, ATG at its sole cost and expense, shall carry and maintain policies or insurance of the kinds and in the amounts set out below.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


    A. Workers Compensation Insurance as required under the laws of the States in which the work is performed with Employers Liability Coverage with a limit of not less than [**].

    B. Commercial General liability insurance covering all operations of the ATG including products/completed operations and contractual liability against claims for personal bodily injury and property damage with a combined single limit of [**].

    C. Automobile Liability insurance covering bodily injury and property damage liability arising out of the use by or on behalf of the ATG, its agents and employees of any owned, non-owned or hired automobile with combined single limits not less than [**].

    ATG shall provide Sun with a Certificate of Insurance stating that the foregoing insurance policies are in full force and effect. ATG shall ensure its insurer(s) endeavors to provide Sun with thirty (30) days written notice of any cancellation of such policies.

16. Preexisting Obligations - ATG represents and warrants that ATG, its employees and agents, if any, are under no preexisting obligation or obligations inconsistent with the provisions of this PSA. ATG warrants that it has the right to disclose or use all idea, processes, designs, data, and other information which ATG has gained from third parties, and which ATG discloses or uses in the performance of this PSA.

17. Financial Interest - ATG shall promptly disclose in writing to Sun all actual or potential financial relationships ATG may have with respect to, or resulting from, any recommendations or advice given by ATG to Sun.

18. Confidentiality - Work Product and information disclosed by either Sun or ATG which the disclosing party deems to be Proprietary information including, but not limited to, documents, observations and discussion of technology, strategy, operations, internal corporate information, customers, sources of supply, personnel and methods and procedures (herein "Proprietary Information") shall be treated by the recipient in accordance with Paragraph 17A below.

    A. Both Sun and ATG agree: (i) not to copy (except in the case of copying documentation necessary for ATG personnel to accomplish their Service task under this PSA), sell, disclose, make public or authorize any disclosure or publication of any Proprietary Information; (ii) to take all reasonable and necessary steps to assure that all principals, officers, agents, employees, representatives, or any other persons affiliated in any manner with the recipient of such information are given Proprietary Information on a need-to-know basis only, and they in turn do not disclose, or make public, or authorize any disclosure or publication of any Proprietary Information; (iii) not to use the Proprietary Information for any purpose other than in the performance of the Services; (iv) to return all such information to the disclosing party no later than fifteen (15) days after the date of termination or expiration of this PSA or completion of the applicable Statement of Work, whichever period is shorter, unless otherwise specified in writing by the disclosing party, and (v) to require each individual directly involved in the performance or receipt of Services hereunder to have on file with its company an agreement containing nondisclosure obligations as least as protective of confidential information as those contained herein.

    B. Sun and ATG agrees that all Work Product and communications and materials received by the other party will be deemed Proprietary Information from disclosing party, unless and until such time as: (i) Such information is generally available to the public, through no fault of the receiving party and without breach of this PSA; (ii) Such information is already in the possession of the receiving party without restriction and prior to any disclosure by disclosing party hereunder; (iii) Such information is or has been lawfully disclosed to the receiving party by a third party without an obligation of confidentiality upon receiving party; (iv) recipient of such Proprietary Information can demonstrate that such information was developed independently by recipient without reference to the information disclosed by disclosing party.

    C. Sun and ATG admit that monetary damages for any breach or threatened breach of this Article are inadequate and that any breach or threatened breach may constitute an irreparable injury to the disclosing party. In addition to all other rights provided by law to which Sun and ATG shall hereby be entitled, either party shall have the right to seek an injunction issued against the other party to prevent any further breach. In the event that Sun or ATG seeks an injunction hereunder, Sun and ATG hereby waives any requirement for the posting of a bond or any other security.

19. Non Solicitation - Sun and ATG agree that while this PSA remains in effect between Sun and ATG and for a period of one (1) year after the termination of the agreement, neither party will directly solicit for hire, or endeavor to directly entice away any employee of the other party's company or any of its affiliates.

20. Termination - This PSA shall terminate upon the occurrence of any of the following:

    A.   The liquidation or dissolution of Sun or ATG.

    B. Termination by Sun for ATG's material breach of this PSA, which breach continues incurred for a period of fifteen (15) days following ATG's receipt of written notice thereof from Sun;

    C. Termination for convenience by Sun upon thirty (30) days written notice. At Sun's request, ATG shall continue to perform the Services during that thirty (30) day period and Sun agrees to pay ATG the cost of any such work performed at the request of Sun at the consulting rates set forth in the related Statement of Work.

21. Effect of Termination

    A. Upon early termination of this PSA for any reason, Sun shall pay ATG for all work completed in accordance with the then applicable Statement of Work.

    B. Upon termination, ATG shall deliver to Sun within fifteen (15) days after the date of termination of this PSA: (i) Any property of Sun in the possession or control of ATG in good condition reasonable wear and tear excepted; and (ii) All Work Product, whether finished or unfinished, prepared or produced by ATG for Sun under this PSA, including all related documentation necessary for Sun to understand and utilize the Work Product.

    C. In no event shall Sun be responsible for payment for Services performed or expenses incurred after the effective date of termination.

    D. The termination of this PSA for any reason shall not relieve ATG of its obligations under Paragraphs 9, 10, 11, 12 and 17 hereof, nor shall any such termination relieve ATG or Sun from any liability arising of any breach of this PSA.

22. Assignment - Neither party may assign this PSA (by operation of law or otherwise) without the prior written consent of the other party, and any prohibited assignment or sublicense shall be null and void. The foregoing notwithstanding, with party may assign, or otherwise transfer this PSA to the surviving entity as a result of a merger, acquisition or reorganization of all of substantially all a party's assets or stock, provided that such entity is not a direct competitor of the other party and agrees in writing it will be bound by the terms and conditions of this PSA.

23. Discrimination - ATG shall not discriminate in any manner against any individual because of race, color, religion, national origin, age, sex or handicap. ATG, in performing Services under this PSA, shall comply with all applicable laws, rules and regulations concerning the prohibition of discrimination in employment.

24. Permits - ATG shall acquire and maintain in good standing, and at its sole expense, all permits, licenses and other entitlement required of it in the performance of Services under this PSA.

25. Attorneys' Fees - In the event that any dispute arises between the parties hereto with regard to any of the provisions of this PSA or the performance of any of the terms and conditions hereof, the prevailing party in any such dispute shall be entitled to recover costs and expenses associated with resolving such dispute, including reasonable attorneys' fees.

26  Miscellaneous

    A. Exclusive PSA - This PSA, together with its Exhibits, is the exclusive agreement between the parties with respect to its subject matter, and supersedes all prior agreements, negotiations, representations, and proposals, written or oral, related to its subject matter. Its terms cannot be modified, supplemented or rescinded except by an agreement in writing signed by both parties. Neither party shall be bound by nor liable to the other party for any representation, promise, or inducement made by any of such party's agents or employees which is not embodied in this PSA. In the event of any discrepancy or inconsistency between this PSA and any other form used by either party in connection herewith, the terms of this PSA shall govern.

    B. Severability - If any provision of this PSA is held invalid, illegal, or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

    C. Waiver - No waiver of any breach of this PSA shall constitute a waiver of any other breach, whether of the same or any other covenant, term or condition. The subsequent performance of any other terms, covenants, conditions of the PSA shall not constitute a waiver of any preceding breach regardless of the other party's knowledge of the preceding breach at the time of subsequent performance, nor shall any delay or omissions of either party's exercise of any right arising from any such default affect or impair the parties' rights as to the same or future default.

    D. California Law - This PSA shall be governed by and construed in accordance with the laws of the state of California.

    E. All notices given pursuant to this PSA shall be in writing and either delivered by certified mail, or overnight delivery service, return receipt requested, to parties at the addresses specified hereto, or to such other address as either party may direct by similar notice to the other. All notices given pursuant to this PSA shall be deemed to have been given on the date of mailing; if correctly addressed and postage prepaid.

IN WITNESS WHEREOF, the parties to this PSA execute it through their duly authorized representatives.

Sun Microsystems, Inc.                           Art Technology Group, Inc.

By:    /s/ Frank Haran                           By:  /s/ Lauren J. Kelley
   -------------------------------                  ----------------------------
    Frank Haran                                      Director of Worldwide Sales
   -------------------------------                  ----------------------------
         (Print Name)                            (Print Name)

Title:  Global Commodity Manager                 Title:  Lauren J. Kelley
       ---------------------------                     -------------------------

Date:  3/27/98                                   Date:  4/2/98
      ----------------------------                     -------------------------